[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

                                                     EXHIBIT 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Homestake Mining Company on Form S-8 of our report, dated May 21, 1998, (except for Note 23, as to which the date is May 25, 1998) on our audits of the financial statements of Homestake Mining Company and Subsidiaries as of December 31, 1997 and 1996 and for the three years in the period December 31, 1997.


/S/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
December 1, 1998